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EXHIBIT 10.2
              THE LAMAR CAPITAL CORPORATION STOCK INCENTIVE PLAN


                                   ARTICLE I

                 Purpose, Scope and Administration of the Plan


1.1  Purpose.  The purpose of the Lamar Capital Corporation Stock Incentive Plan
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     is to provide incentives and rewards for employees of Lamar Capital
     Corporation and its subsidiaries and affiliates to encourage such employees to continue with Lamar Capital Corporation and to render superior performance during their service with Lamar Capital Corporation.

1.2  Definitions.  Unless the context includes otherwise, for purposes of this
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     Plan the following terms shall have the meanings set forth below:

     (a)  "Award" means an award of any one or more of the following:
          Nonqualified Stock Option or Restricted Stock.

     (b) "Award Agreement" or "Agreement" means the agreement between the Corporation and a Grantee under which the Grantee is granted an Award pursuant to the Plan.

     (c) "Corporation" means Lamar Capital Corporation or any of its subsidiaries or affiliates.

     (d) "Board of Directors" or "Board" means the Board of Directors of Lamar Capital Corporation.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" means a committee of the Board of Directors, which committee may be appointed by the Board to administer the Plan.

     (g) "Common Stock" means the common stock of Lamar Capital Corporation, $.50 par value per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 6.1 hereof.

     (h) "Fair Market Value" means the average of the highest and lowest market price of the Common Stock if traded on any established stock exchange or exchanges or any automated quotation system which provides sales quotations on the date of the grant of the Option or Restricted Stock; or, if the Common Stock is not actively traded on
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          such exchanges, or quoted, such fair market value shall be established by the Board based upon a good faith effort to value the Common Stock.

     (i) "Grant Date", as used with respect to a particular Option or Restricted Stock Award means the date as of which such award is granted by the Board pursuant to the Plan.

     (j) "Grantee" means the employee to whom an Option and\or Restricted Stock Award is granted by the Board pursuant to the Plan.

     (k) "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option under Section 422 of the Code.

     (l) "Nonqualified Stock Option" or "Option" means any Option granted under the Plan pursuant to Article II to purchase the shares of Common Stock of the Corporation and which that does not qualify as an Incentive Stock Option.

     (m) "Option Period" means, with respect to any Option granted hereunder, a period not to exceed ten years, specifically designated in the Award Agreement, during which the Option may be exercised pursuant to the provisions of Section 2.2(b) hereof.

     (n) "Plan" means the Lamar Capital Corporation Stock Incentive Plan as set forth herein and as amended from time to time.

     (o) "Restricted Stock" or "Restricted Shares" means one or more shares of Common Stock which are granted by the Board pursuant to Article III hereof and which are restricted against sale or other transfer and which are subject to a "substantial risk of forfeiture" (within the meaning of Section 83(c) of the Code) in a manner and for a specified period of time determined by the Board (said specified period of time herein defined as the "Restriction Period").

     (p)  "Restricted Stock Award" means an award of Restricted Stock.

     (q) "Restriction Period" means, with respect to any Restricted Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time as the Board, in its sole discretion, shall determine and during which the shares of Restricted Stock are restricted against sale or other transfer and are subject to a "substantial risk of forfeiture" (within the meaning of Section 83(c) of the Code) in a manner determined by the Board.

     (r) "Retirement" means retirement from active employment with the Corporation at or after age 65. The determination of the Board as to an individual's Retirement shall be conclusive on all parties.

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     (s)  "Total and Permanent Disability," as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Board that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Board with regard to evidence of such disability.

1.3  Other Definitions.  In addition to the above definitions, certain words and
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     phrases used in the Plan and any Award Agreement may be defined in other portions of the Plan or in an Award Agreement.

1.4  Conflicts in Plan.  In the case of any conflict in the terms of the Plan,
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     or between the Plan and an Award Agreement, relating to an Award, the provisions in the Article of the Plan which specifically grants an Award shall control those in a different Article or in such Award Agreement.

1.5  Aggregate Limitation.
     --------------------

     (a) The aggregate number of shares of Common Stock with respect to which Options and Restricted Stock Awards may be granted under this Plan shall not exceed 200,000 shares of common stock, subject to adjustments in accordance with Section 6.1 hereof.

     (b) Any shares of Common Stock issued pursuant to a Restricted Stock Award or which are to be delivered by the Corporation upon the exercise of the Options may, at the discretion of the Board of Directors, be issued from the Corporation's authorized but unissued shares of Common Stock or be transferred from any available treasury stock.

     (c) In the event that any Option expires or otherwise terminates prior to being fully exercised, the Board may grant new Options hereunder to any eligible employee for the shares with respect to which the expired or terminated Option was not exercised.

1.6  Administration of the Plan.
     ---------------------------

     (a) The Plan shall be administered by the Board. The Board may, however, delegate all or any portion of such administrative responsibilities set forth in Section 1.6 and Section 1.7 hereof to the Committee.
          Such delegation shall, if made, confer upon the Committee all powers necessary or appropriate to enable it to properly administer the Plan to the extent of such delegation, and in the event of such delegation, wherever the term "Board" is used in this Plan, the term "Committee" shall be substituted therefore as the context may require; provided, however, notwithstanding the

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          foregoing, that no such delegation or substitution shall be made with regard to the final award of an Option (including the specific terms of the Option), the powers of the Board as set forth in Section 6.10 hereof related to Amendment, Suspension and Termination of the Plan, or with regard to Section 4.3 hereof related to the revocation of Awards. In administering the Plan, the Board shall have the power:

          (1) To determine which employees are eligible to participate in the Plan, to determine those employees of the Corporation to whom, and the times at which, Options, and Restricted Stock should be granted, taking into consideration the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Corporation and such other factors as the Board in its discretion shall deem relevant;

          (2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

          (3) To prescribe the terms, conditions and provisions of, and restrictions relating to, each Award granted (which need not be identical) in accordance and consistent with the requirements of the Plan;

          (4)  To determine content and form of all Award Agreements;

          (5)  To accelerate the exercise of any Option or Restricted Stock
               Award;

          (6) To cancel any Option or Restricted Stock Award granted under the Plan if a Grantee conducts himself in a manner which the Board determines to be inimical to the best interests of the Corporation;

          (7) To determine and establish the performance goals related to the Restricted Stock Award;

          (8) To correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Option or Restricted Stock Award in the manner and to the extent it shall be deemed necessary;

          (9) To maintain accounts, records and ledgers relating to Awards and maintain records concerning its decisions and proceedings;

          (10) Employ agents, attorneys, accounts or other persons for such purposes as the Corporation considers necessary or desirable; and

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          (11) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

     (b) All decisions and determinations of the Board in the administration of the Plan and in response to questions or other matters concerning the Plan or any Award shall be final, conclusive and binding on all persons, including, without limitation, the Corporation, the shareholders and directors of the Corporation and any persons having any interest in any Awards which may be granted under the Plan.

     (c) The Board's determination under the Plan (including without limitation its determinations of the persons to receive Awards, the form, amount and timing of such Awards, and the terms and provisions of such Awards) need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     (d) All decisions made by the Board, or (unless the Board has specified an appeal process to the contrary) any other person or persons to whom the Board has delegated authority, pursuant to the provisions hereof, shall be final and binding on all persons.

1.7  Eligibility for Awards.  The employees eligible to participate in the Plan
     ----------------------
     shall be the employees of the Corporation; provided, however, that in no event may a member of the Board who is not an employee of the Corporation be granted an Option or Restricted Stock Award under this Plan. The Board shall designate from time to time from those employees eligible to participate in the Plan, the employees of the Corporation whom it determines, in its sole discretion, shall be granted Awards as a result of said employee's significant contributions toward the overall success of the Corporation.

1.8  Effective Date and Duration of Plan.  The Plan shall become effective upon
     -----------------------------------
     its adoption by the Board of Directors. Awards may be granted from time to time under the terms and conditions of the Plan. The Plan shall remain in effect until terminated pursuant to Section 6.10.


                                  ARTICLE II

                                 Stock Options

2.1  Grant of Options.  The Board may from time to time, subject to the
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     provisions of the Plan, grant Options to employees under appropriate Award
     Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.5(a) herein.

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2.2  Option Terms and Conditions.  Each Option granted under the Plan shall be
     ---------------------------
     evidenced by a written Award Agreement in a form approved by the Board, specifying the number of shares of Common Stock that may be purchased by its exercise and containing the following provisions and such other terms and conditions consistent with the Plan as the Board shall determine to be applicable to that particular Option:

     (a)  Price.  The option price per share of Common Stock shall be
          -----
          established by the Board. In no event shall the option price be less than one hundred percent of the Fair Market Value of a share of Common Stock on the Grant Date.

     (b)  Period.  Each Option granted under the Plan shall be exercisable
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          during an Option Period, not to exceed ten years,  established by the
          Board. An Option shall expire by its terms at the expiration of the Option Period. The Board may provide in the Award Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board.

     (c)  Time of Exercise.  Unless otherwise provided by the Board in the Award
          ----------------
          Agreement, an Option may be exercised during the Option Period. The Board may permit or require an Option to be exercisable in installments.

     (d)  Exercise.  An Option, or any portion thereof, shall be exercised by
          --------
          delivery to the Corporation of a written notice of exercise by the Grantee of the full option price of the shares being exercised. A Grantee shall have none of the rights of a shareholder until the shares of Common Stock represented by an exercised Option are issued to such Grantee.

     (e)  Payment.  The price of an exercised Option, or any portion thereof,
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          shall be paid either:

          (i) in cash, in United States dollars, or by check, bank draft or money order payable to the order of the Corporation;

          (ii) in the sole discretion of the Board, by the delivery of shares of Common Stock having an aggregate Fair Market Value equal to the option price, provided such tendered shares have been owned by the Grantee for at least the minimum period required by law for capital gains tax treatment; or

          (iii) in the sole discretion of the Board, by any combination of (i) and (ii) above or any other method of payment approved by the Board and specifically set forth in an Award Agreement.

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     (f)  Termination of Employment.
          -------------------------

          (i) Unless the Board, in its own discretion, provides otherwise in the Award Agreement, the Grantee's termination of employment shall result in the concurrent termination of any unexercised Option granted under the Plan to such Grantee, regardless of whether such Option has become exercisable.

          (ii) For purposes of this subsection 2.2, a Grantee shall not be deemed to have terminated employment during any leave of absence of the Grantee authorized by the Corporation under the Corporation's personnel practices.

     (g)  Transferability.  Unless otherwise specified in an Award Agreement,
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          (i) no Option granted under this Plan may be transferred or assigned by the Grantee to whom it is granted other than by will or pursuant to the laws of descent and distribution, and (ii) an Option granted under this Plan may be exercised, during the Grantee's lifetime, only by the Grantee or by the Grantee's guardian or legal representative.

     (h)  Other Terms and Conditions.  Options may also contain such other
          --------------------------
          provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any Grantee any right to continue in the Corporation's employ or service nor limit in any way the Corporation's right to terminate his or her employment or service at any time.


                                  ARTICLE III

                            Restricted Stock Awards

3.1  Grant of Restricted Stock Awards.  The Board may, from time to time,
     --------------------------------
     subject to the provisions of the Plan, grant Restricted Stock Awards to a Grantee under an appropriate Award Agreement.

3.2  Restricted Stock Award Terms and Conditions.
     -------------------------------------------

     (a) The Restricted Stock Award shall be evidenced by an Award Agreement which specifies the number of shares of Common Stock that are awarded and contains such terms and conditions consistent with the Plan as the Board shall determine to be applicable to that particular award, including the following terms and conditions:

          (1) Shares awarded pursuant to Restricted Stock Awards shall be subject to: (i) such Restriction Period or Periods, and (ii) such other conditions, terms and

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               restrictions (including, for example, continuation of employment in the same or in a higher level position), as may be determined by the Board.

          (2) Unless the Board provides otherwise in the Award Agreement, the Restricted Shares shall be nontransferable.

          (3) Unless the Board provides otherwise in the Award Agreement, the Restricted Shares awarded and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Restriction Period. However, a Grantee awarded Restricted Stock shall have all the other rights of a stockholder, including the right to receive dividends and the right to vote such shares.

          (4) The Award Agreement shall specify the terms and the conditions, as determined by the Board, upon which any restrictions upon the shares awarded under the Plan shall lapse. Upon lapse of such restrictions, shares of Common Stock free of any restrictive legend shall be issued and delivered to the Grantee or his legal representative.

     (b) Each certificate issued in respect of the Common Stock awarded to a Grantee shall be deposited with the Corporation, or its designee, or in the Board's discretion to the Grantee, and shall bear an appropriate legend noting the existence of restrictions upon the transfer of such Common Stock.

     (c) The computation of shares of Common Stock to be issued under this Article shall be rounded to the nearest full share. No fractional shares may be issued.

     (d) The Board, in its sole discretion, may waive any or all restrictions with respect to Restricted Stock.


                                  ARTICLE IV

                     Modification or Termination of Awards

4.1  General.  Subject to the provisions of Section 4.2, the amendment or
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     termination of the Plan shall not adversely affect a Participant's rights to or under any Award granted prior to such amendment or termination.

4.2  Board's Right.  Except as may be provided in an Award Agreement, any Award
     -------------
     granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Board in its sole discretion, but, subject to Section 4.3, no such action may

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     impair the rights of any Participant without his or her consent. Except as may be provided in an Agreement, the Board may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

4.3  Termination of Awards under Certain Conditions.  The Board in its sole
     ----------------------------------------------
     discretion may cancel any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Agreement or if the Participant, whether or not he or she is currently employed by the Corporation, acts in a manner contrary to the best interests of the Corporation or any Affiliate.


                                   ARTICLE V

                                  Cash Payment

     The Board, in its sole discretion, may make a cash payment, directly to the Grantee, in an amount equal to the tax liability of the Grantee that results from the exercise of the Option or the vesting of the Restricted Shares. The Board, in its sole discretion, may require, as a condition to receiving the cash payment, that the Grantee provide verification by a Certified Public Accountant, or other tax expert approved by the Board, of the tax liability. The Board may require the Grantee to pay the costs of obtaining the verification. In determining the amount to be paid pursuant to this Article, the Board may adopt such methods and assumptions as it considers appropriate.


                                  ARTICLE VI

                              General Provisions

6.1  Adjustment Provisions.
     ---------------------

     (a) If there shall be any increase or reduction in the number of shares of Common Stock outstanding by reason of any stock dividends, stock splits or other readjustments, or if there is any material change in the capital structure of the Corporation by reason of any reclassification, reorganization, or recapitalization, there shall be a proportionate and equitable adjustment of the number and class of shares or other securities which shall be subject to an Option or Restricted Stock Award and/or the purchase price per share which must be paid thereafter upon exercise of any Option; provided, however, any fractional shares resulting from any such adjustment shall be eliminated. Any such adjustments made by the Board shall be final, conclusive and binding upon all persons, including, without limitation, the Corporation, the shareholders and directors of the Corporation and any persons having any interest in any award which may be granted under the Plan. Outstanding Awards shall be amended as to number, price and other terms if necessary.

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

     (b) Except as provided in paragraph (a) immediately above, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options and Restricted Stock granted under the Plan.

6.2  Change of Control.
     -----------------

     (a) An Option shall become immediately exercisable in full and a Restricted Share Award shall immediately vest upon a Change in Control, as defined below.

     (b)  A Change of Control shall occur if:

          (1) any person, or more than one person acting as a group, other than the Corporation or any employee benefit plan sponsored by the Corporation shall become the beneficial owner of, or obtain voting control over, 20% or more of the Corporation's outstanding Common Stock; or

          (2) the stockholders of the Corporation shall approve (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transaction) of all or substantially all the assets of the Corporation; or

          (3) A majority of the members of the Corporation's Board of Directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board of Directors prior to the date of the appointment or election.

     Notwithstanding the above, a Change of Control shall not occur as a result of any sale of securities by the Corporation under an offering registered under the Securities Act of 1933.

     Notwithstanding the provisions of this Section 6.2, the Board may, prior to a Change of Control, by unanimous vote, revoke the benefits of this Section
     6.2.  The Board may, after a Change of Control, revoke the benefits of this
     Section 6.2 but such revocation shall only be applicable to an outstanding Award if the Grantee approves such revocation in writing.

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

6.3  Additional Conditions.  Any shares of Common Stock issued or transferred
     ---------------------
     under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board may impose.

6.4  No Rights as Shareholder or to Employment.  No Grantee or any other person
     -----------------------------------------
     authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Corporation, including without limitation any right to continue in the employ of the Corporation, or affect the right of the Corporation to terminate the employment of a Grantee at any time, with or without cause.

6.5  General Restrictions.  Each Option granted under the Plan shall be subject
     --------------------
     to the requirement that, if at any time the Board shall determine that (a) the listing, registration or qualification of the shares of the Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares of Common Stock thereunder, such option may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board. A participant shall agree, as a condition of receiving any Option under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation are required by any applicable law, ruling or regulation. The Corporation is in no event obligated to register any such shares or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

6.6  Rights Unaffected.  The existence of the Options and Restricted Stock Award
     -----------------
     shall not affect: the right or power of the Corporation or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Corporation or sale or transfer of any part or all of its assets or business; or any other corporate act, whether of a similar character or otherwise.

6.7  Withholding Taxes.  As a condition of exercise of an Option or the grant of
     -----------------
     a Restricted Stock Award, the Corporation may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Corporation for any taxes which the Corporation determines are

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

     required to be withheld in connection with the grant of a Restricted Stock Award or any exercise of an Option.

6.8  Choice of Law.
     -------------

     (a) The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Mississippi.

     (b) Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Mississippi, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

6.9  Unfunded Plan.  Except as may otherwise be provided in the Plan, the Plan
     -------------
     shall be unfunded. Neither the Corporation shall be required to segregate any assets that may be represented by Options or Restricted Stock Award, and neither the Corporation shall be deemed to be a trustee of any amounts to be paid under an Option or Restricted Stock Award. Any liability of the Corporation to pay any Participant with respect to an Option or Restricted Stock Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Corporation.

6.10 Amendment, Suspension and Termination of the Plan.  The Plan may from time
     -------------------------------------------------
     to time, be terminated, suspended or amended by the Board of Directors in such respects as it shall deem advisable; provided, however, that any amendment shall be subject to shareholder approval if the Board of Directors, based upon the advice of counsel, determines that shareholder approval is required by applicable law.

As Approved By The Board Of Directors of Lamar Capital Corporation On August 25, 1998.

                                         LAMAR CAPITAL CORPORATION


                                         By: /s/ Robert W. Roseberry
                                             ----------------------------------
                                             Chairman of the Board

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